Exhibit 99.1

News Release
	Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2014

Clearfield, Pennsylvania – July 21, 2014

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the second quarter of 2014. Highlights include the following:

•	Net income of $5.6 million, or $0.39 per share, in the second quarter of 2014, compared to net income of $3.0 million, or $0.24 per share, in the second quarter of 2013.

•	Net income of $10.8 million, or $0.75 per share, for the six months ended June 30, 2014, compared to net income of $7.2 million, or $0.58 per share, for the six months ended June 30, 2013.

•	Annualized returns on average assets and equity of 1.01% and 12.28%, respectively, for the six months ended June 30, 2014.

•	Including loans acquired from FC Banc Corp. with an acquisition date fair value of approximately $248 million, loans of $1.31 billion at June 30, 2014 compared to loans of $983 million at June 30, 2013.

•	Including deposits acquired from FC Banc Corp. with an acquisition date fair value of approximately $332 million, deposits of $1.85 billion at June 30, 2014 compared to deposits of $1.55 billion at June 30, 2013.

•	Total non-performing assets of $13.4 million, or 0.62% of total assets, as of June 30, 2014, compared to $20.0 million, or 1.10% of total assets, as of June 30, 2013.

Joseph B. Bower, Jr., President and CEO commented, “Our second quarter earnings of $5.6 million is an 8.7% increase from the first quarter, and our year-to-date annualized return on average equity of 12.28% represents a strong return for our shareholders. We continue to expand our footprint in our markets. We have opened a new CNB loan production office in Blair County, PA and will open a full service office for FC Bank in Dublin, OH in August. We have begun construction on our fifth location in Erie County, PA for ERIEBANK. This expansion of our footprint should help us maintain our positive organic growth into 2015.”

Net Interest Income and Margin

Net interest margin on a fully tax equivalent basis was 3.79% for the six months ended June 30, 2014, compared to 3.38% for the six months ended June 30, 2013. Net accretion included in loan interest income in the first six months of 2014 related to loans acquired in the fourth quarter of 2013 was $1.2 million, resulting in an increase in the net interest margin of 12 basis points. Changes in average earning assets, interest-bearing liabilities, and resulting interest income and expense from the first six months of 2013 to the first six months of 2014 are primarily a result of the acquisition of FC Banc Corp. in the fourth quarter of 2013.

Asset Quality

During the three and six months ended June 30, 2014, CNB recorded a provision for loan losses of $1.5 million and $2.5 million, as compared to a provision for loan losses of $3.1 million and $4.0 million for the three and six months ended June 30, 2013. Net chargeoffs during the three and six months ended June 30, 2014 were $767 thousand and $1.3 million, as compared to $1.5 million and $2.6 million for the three and six months ended June 30, 2013.

During the second quarter, CNB increased its reserve for one impaired commercial mortgage loan having a carrying value of $695 thousand that was previously modified in a troubled debt restructuring, resulting in an increase in the provision for loan losses of $484 thousand. In addition, a commercial mortgage loan with a carrying value of $1.9 million became impaired during the second quarter, resulting in an increase in the provision for loan losses of $307 thousand.

Non-Interest Income

Non-interest income was $3.5 million and $6.7 million for the three and six months ended June 30, 2014, compared to $3.8 million and $6.8 million for the three and six months ended June 30, 2013. Non-interest income as a percentage of average assets declined from 0.76% during the first six months of 2013 to 0.63% during the first six months of 2014, primarily due to a decrease in realized gains on available for sale securities of $124 thousand, a decrease in net unrealized gains on trading securities of $257 thousand, a decrease in mortgage banking income of $168 thousand, and a decrease in bank owned life insurance income of $598 thousand. During the quarter ended June 30, 2013, CNB recorded bank owned life insurance income of $576 thousand representing the excess of the face value of certain policies over their cash surrender values resulting from the recognition of a death benefit. Wealth and asset management fees increased from $1.1 million during the six months ended June 30, 2013 to $1.4 million during the six months ended June 30, 2014 due to increases in assets under management resulting from CNB’s strategic focus to grow its Wealth and Asset Management Division.

Non-Interest Expenses

Total non-interest expenses were $12.6 million and $25.9 million during the three and six months ended June 30, 2014, compared to $10.8 million and $20.5 million for the three and six months ended June 30, 2013. Non-interest expenses for the three and six months ended June 30, 2014 include amortization of a core deposit intangible asset of $301 thousand and $604 thousand associated with CNB’s acquisition of FC Banc Corp. in the fourth quarter of 2013. Non-interest expenses for the three and six months ended June 30, 2013 include merger-related expenses of $828 thousand and $931 thousand.

Salaries and benefits expenses increased $2.7 million, or 26.1%, during the six months ended June 30, 2014 compared to the six months ended June 30, 2013, due to an increase in average full-time equivalent employees resulting primarily from the acquisition of FC Banc Corp., routine merit increases, and increases in certain employee benefit expenses, such as health insurance premiums, which continue to increase in line with market conditions. Net occupancy expenses increased $923 thousand, or 35.5% during the six months ended June 30, 2014 compared to the six months ended June 30, 2013, as a result of anticipated increases in repair, maintenance, and utility expenses, increases in depreciation expense for recently completed projects and asset purchases, and the addition of eight branch locations from the acquisition of FC Banc Corp. Other non-interest expenses increased $2.0 million, or 33.7%, during the six months ended June 30, 2014 compared to the six months ended June 30, 2013, primarily as a result of the acquisition of FC Banc Corp.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.2 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, a loan production office in Hollidaysburg, Pennsylvania, and 28 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank, as well as 8 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited)			(unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
(Dollars in thousands, except share and per share data)
	2014	2013	% change	2014	2013	% change
Income Statement
Interest income	$21,418	$16,758	27.8%	$42,855	$33,462	28.1%
Interest expense	2,975	2,932	1.5%	6,132	6,185	–0.9%

Net interest income	18,443	13,826	33.4%	36,723	27,277	34.6%
Provision for loan losses	1,501	3,115	–51.8%	2,520	4,045	–37.7%

Net interest income after provision for loan losses	16,942	10,711	58.2%	34,203	23,232	47.2%

Non-interest income
Wealth and asset management fees	753	538	40.0%	1,425	1,112	28.1%
Service charges on deposit accounts	1,145	1,019	12.4%	2,186	1,961	11.5%
Other service charges and fees	670	524	27.9%	1,238	954	29.8%
Net realized gains on available-for-sale securities	138	252	–45.2%	204	328	–37.8%
Net realized and unrealized gains on trading securities	99	28	253.6%	74	331	–77.6%
Mortgage banking	183	271	–32.5%	358	526	–31.9%
Bank owned life insurance	239	815	–70.7%	479	1,077	–55.5%
Other	287	324	–11.4%	755	553	36.5%

Total non-interest income	3,514	3,771	–6.8%	6,719	6,842	–1.8%

Non-interest expenses
Salaries and benefits	6,443	5,332	20.8%	13,278	10,529	26.1%
Net occupancy expense of premises	1,760	1,281	37.4%	3,521	2,598	35.5%
FDIC insurance premiums	344	319	7.8%	684	598	14.4%
Merger costs	—	828	NA	—	931	NA
Intangible amortization	301	—	NA	604	—	NA
Other	3,760	3,033	24.0%	7,782	5,819	33.7%

Total non-interest expenses	12,608	10,793	16.8%	25,869	20,475	26.3%

Income before income taxes	7,848	3,689	112.7%	15,053	9,599	56.8%
Income tax expense	2,231	738	202.3%	4,270	2,351	81.6%

Net income	$5,617	$2,951	90.3%	$10,783	$7,248	48.8%

Average diluted shares outstanding	14,391,053	12,453,608		14,392,668	12,449,403

Diluted earnings per share	$0.39	$0.24	62.5%	$0.75	$0.58	29.3%
Cash dividends per share	$0.165	$0.165	0.0%	$0.33	$0.33	0.0%

Payout ratio	42%	69%		44%	57%

Average Balances

Loans, net of unearned income	$1,304,937	$965,456		$1,298,461	$949,004
Total earning assets	2,014,229	1,735,613		2,001,968	1,712,256
Total assets	2,153,843	1,823,596		2,140,034	1,806,535
Total deposits	1,838,799	1,537,747		1,828,567	1,529,125
Shareholders’ equity	178,633	142,596		175,624	144,391

Performance Ratios (quarterly information annualized)
Return on average assets	1.04%	0.65%		1.01%	0.80%
Return on average equity	12.58%	8.28%		12.28%	10.04%
Net interest margin (FTE)	3.79%	3.35%		3.79%	3.38%

Loan Charge-Offs
Net loan charge-offs	$767	$1,512		$1,348	$2,605
Net loan charge-offs / average loans	0.24%	0.63%		0.21%	0.55%

	(unaudited)	(unaudited)		(unaudited)
	June 30,	March 31,	December 31,	June 30,	% change versus
	2014	2014	2013	2013	3/31/14	6/30/13
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$1,308,331	$1,294,096	$1,295,363	$982,947	1.1%	33.1%
Loans held for sale	942	329	487	53	186.3%	1677.4%
Investment securities	699,848	691,935	690,118	729,027	1.1%	–4.0%
FHLB and other equity interests	9,040	7,519	7,533	7,565	20.2%	19.5%
Other earning assets	3,218	3,311	4,139	4,298	–2.8%	–25.1%

Total earning assets	2,021,379	1,997,190	1,997,640	1,723,890	1.2%	17.3%

Allowance for loan losses	(17,415)	(16,674)	(16,234)	(15,500)	4.4%	12.4%
Goodwill	27,194	27,194	27,194	10,946	0.0%	148.4%
Core deposit intangible	3,979	4,280	4,583	—	–7.0%	NA
Other assets	121,528	122,071	118,106	90,109	–0.4%	34.9%

Total assets	$2,156,665	$2,134,061	$2,131,289	$1,809,445	1.1%	19.2%

Non interest-bearing deposits	$225,366	$221,831	$221,293	$176,700	1.6%	27.5%
Interest-bearing deposits	1,625,681	1,606,827	1,614,021	1,369,846	1.2%	18.7%

Total deposits	1,851,047	1,828,658	1,835,314	1,546,546	1.2%	19.7%

Borrowings	85,608	91,149	87,950	100,477	–6.1%	–14.8%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	22,204	21,353	22,494	10,822	4.0%	105.2%

Common stock	—	—	—	—	NA	NA
Additional paid in capital	77,766	77,641	77,923	43,950	0.2%	76.9%
Retained earnings	103,075	99,845	97,066	92,080	3.2%	11.9%
Treasury stock	(1,671)	(113)	(633)	(1,222)	1378.8%	36.7%
Accumulated other comprehensive loss	(1,984)	(5,092)	(9,445)	(3,828)	–61.0%	–48.2%

Total shareholders’ equity	177,186	172,281	164,911	130,980	2.8%	35.3%

Total liabilities and shareholders’ equity	$2,156,665	$2,134,061	$2,131,289	$1,809,445	1.1%	19.2%

Ending shares outstanding	14,371,983	14,464,842	14,427,780	12,511,095

Book value per share	$12.33	$11.91	$11.43	$10.47
Tangible book value per share (*)	$10.16	$9.73	$9.23	$9.59

Capital Ratios
Tangible common equity / tangible assets (*)	6.87%	6.70%	6.34%	6.67%
Leverage ratio	8.13%	8.14%	7.96%	7.94%
Tier 1 risk based ratio	12.83%	12.75%	12.51%	13.86%
Total risk based ratio	14.07%	13.99%	13.72%	15.11%

Asset Quality
Non-accrual loans	$11,667	$11,644	$11,573	$19,582
Loans 90+ days past due and accruing	705	456	344	212

Total non-performing loans	12,372	12,100	11,917	19,794
Other real estate owned	995	1,047	986	174

Total non-performing assets	$13,367	$13,147	$12,903	$19,968

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$7,782	$7,893	$8,006	$8,102
Non-performing TDR loans **	3,965	4,060	4,130	2,128

Total TDR loans	$11,747	$11,953	$12,136	$10,230

Non-performing assets / Loans + OREO	1.02%	1.02%	1.00%	2.03%
Non-performing assets / Total assets	0.62%	0.62%	0.61%	1.10%
Allowance for loan losses / Loans	1.33%	1.29%	1.25%	1.58%

* -	Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
** -	Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited)	(unaudited)		(unaudited)
	June 30,	March 31,	December 31,	June 30,
	2014	2014	2013	2013

Shareholders’ equity	$177,186	$172,281	$164,911	$130,980
Less goodwill	27,194	27,194	27,194	10,946
Less core deposit intangible	3,979	4,280	4,583	—

Tangible common equity	$146,013	$140,807	$133,134	$120,034

Total assets	$2,156,665	$2,134,061	$2,131,289	$1,809,445
Less goodwill	27,194	27,194	27,194	10,946
Less core deposit intangible	3,979	4,280	4,583	—

Tangible assets	$2,125,492	$2,102,587	$2,099,512	$1,798,499

Ending shares outstanding	14,371,983	14,464,842	14,427,780	12,511,095

Tangible book value per share	$10.16	$9.73	$9.23	$9.59
Tangible common equity/Tangible assets	6.87%	6.70%	6.34%	6.67%